UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2025, MAIA Biotechnology, Inc., a Delaware corporation (the “Corporation”) entered into a stock purchase agreement (“SPA”) with Prevail Partners, LLC (“Prevail”) under which it agreed to issue and sell $587,905 (the “Shares”) of the Corporation’s shares of common stock, par value $0.0001 per share (“Common Stock”) to Prevail, which Shares shall be paid as follows: (i) an upfront payment (the “Upfront Payment”) of $58,800.3333 of Shares (the “Upfront Shares”) and (ii) thirty-six (36) equal payments (each, a “Tranche Payment”) of $14,697.333 (the “Tranche Shares”) and the actual number of Upfront Shares and price per Upfront Shares and actual number of Tranche Shares in each Tranche and price per Tranche Share in each Tranche shall be determined by dividing the Upfront Payment and each Tranche Payment, as the case may be by the per share purchase price (the “Share Price”) on the applicable date which shall be equal to 120.0% of the dollar volume-weighted average price (“VWAP”) of the Common Stock on the New York Stock Exchange (“NYSE”) for the thirty (30) trading days immediately preceding the date of the Upfront Payment and the date of each Tranche Payment, as the case may be; provided, however, that in no event shall the Shares be sold at a price per share (the “Minimum Share Price”) that is the lower of: (i) the “Official Closing Price” (which means the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of the securities purchase agreement for the issuance of the Shares (“SPA”); or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the SPA. The SPA was signed after-market on June 24, 2025 and the Minimum Share Price was set at $1.74. At the Minimum Price, the maximum number of Shares which can be issued under the SPA is 337,876 Shares. In addition, the SPA contained a 19.99% blocker such that in no event can the Corporation issue more than 19.99% of the shares of Common Stock outstanding on the date on which the SPA was entered into by the parties to Prevail.

Item 3.02	Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares will be issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended. The use of proceeds will be used to pay for technologies and services provided by Prevail Infoworks, an affiliate of Prevail under that that certain Master Service and Technology Agreement (“MSTA”) dated September 24, 2024, and a Statement of Work (“SOW”) under MSTA, pursuant to which, the Company engaged InfoWorks to provide technologies and services for a multicenter, open-label, randomized Phase 3 study evaluating THIO sequenced with cemiplimab (LIBTAYO®) vs. Investigator choice of single-agent chemotherapy as third-line treatment in subjects with advanced / metastatic non-small cell lung cancer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

3